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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 5, 2004
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

A Delaware Corporation	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

Telephone Number (303) 460-9200
(Registrant's telephone number, including area code)

Item 5. Other Events

        On March 5, 2004, McDATA Corporation and Brocade Communications Systems, Inc. entered into a confidential settlement agreement whereby both parties agreed to dismiss without prejudice their respective claims against each other in the pending infringement case in the United States District Court for the District of Colorado entitled McDATA Corp. v. Brocade Communications Systems, Inc., Civil Action No. 02-K-303 and the related arbitration proceedings before the American Arbitration Association entitled McDATA Corp. v. Brocade Communications Systems, Inc., Case No. 74 133 00025 03 SAT. Under the confidential settlement agreement both parties preserved their respective rights, no licenses were granted and they agreed to a three-year standstill during which neither party may initiate litigation against the other party with respect to their respective patents.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President, General Counsel and Secretary

Dated: March 5, 2004

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  Item 5. Other Events
SIGNATURE